Exhibit 11.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Qualification Amendment No. 2 of Form 1-A (File No. 024-11255) of Fundrise Equity REIT, LLC of our report dated July 23, 2021 relating to the statement of revenue and certain expenses of Waypoint West Kernan-FL Owner, LLC for the year ended December 31, 2020. We also consent to the use of our name as it appears under the caption “Experts”.

/s/ CITRIN COOPERMAN & COMPANY, LLP

White Plains, New York

July 28, 2021